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                                                                    EXHIBIT 4.16

                        SALEM COMMUNICATIONS CORPORATION
                                AMENDMENT NO. 1

         AMENDMENT NO. 1 (this "Amendment"), dated as of August 11, 1999, to the First Amended and Restated Credit Agreement, dated as of June 30, 1999, by and among SALEM COMMUNICATIONS CORPORATION, a Delaware corporation (the "Borrower"), THE BANK OF NEW YORK, as administrative agent for the Lenders thereunder (in such capacity, the "Administrative Agent"), BANK OF AMERICA, N. A. (f/k/a BANK OF AMERICA NT&SA) as Documentation Agent, BANKBOSTON, N.A., FLEET BANK, N.A., and UNION BANK OF CALIFORNIA, N.A., as Co-Agents, and the Lenders party thereto (the "Credit Agreement").

                                    RECITALS

         I. Except as otherwise provided herein, capitalized terms used herein which are not defined herein shall have the meanings set forth in the Credit Agreement.

         II. The Borrower has requested that the Administrative Agent and the Required Lenders amend the Credit Agreement upon the terms and conditions contained herein, and the Administrative Agent and the Required Lenders are willing to do so.

         Accordingly, in consideration of the covenants, conditions and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and pursuant to
Section 11.1 of the Credit Agreement, the Borrower, the Subsidiary Guarantors, the Administrative Agent and each Lender signatory hereto agree as follows:

         III. Section 8.5 of the Credit Agreement is hereby amended by (i) deleting the word "and" at the end of clause (l) thereof, (ii) replacing the period at the end of clause (m) thereof with "; and", and (iii) adding a new clause (n) to the end thereof as follows:

              (n) other Investments, provided that (i) the aggregate amount of all such other Investments shall not exceed in the aggregate $5,000,000 at any time, and (ii) immediately before and after giving effect to each such Investment no Default or Event of Default shall or would exist.

         IV. Paragraph 1 of this Amendment shall not become effective until the Administrative Agent shall have received counterparts of this Amendment duly executed by the Borrower, the Subsidiary Guarantors, the Administrative Agent and the Required Lenders.

         V. In all other respects the Credit Agreement and other Loan Documents shall remain in full force and effect.



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         VI. In order to induce the Administrative Agent and the Lenders to execute and deliver this Amendment, the Borrower and the Subsidiary Guarantors each (a) certifies that, immediately before and after giving effect to this Amendment, all representations and warranties contained in the Loan Documents to which it is a party shall be true and correct in all respects with the same effect as though such representations and warranties had been made on the date hereof, except as the context otherwise requires or as otherwise permitted by the Credit Agreement or this Amendment, (b) certifies that, immediately before and after giving effect to this Amendment, no Default or Event of Default shall exist under the Loan Documents, as amended, and (c) agrees to pay all of the reasonable fees and disbursements of counsel to the Administrative Agent incurred in connection with the preparation, negotiation and closing of this Amendment.

         VII. Each of the Borrower and the Subsidiary Guarantors (a) reaffirms and admits the validity, enforceability and continuing effect of all Loan Documents to which it is a party, and its obligations thereunder, and (b) agrees and admits that as of the date hereof it has no valid defenses to or offsets against any of its obligations to the Administrative Agent, the Documentation Agent, the Issuing Bank or any of the Lenders under the Loan Documents to which it is a party.

         VIII. This Amendment may be executed in any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same document. It shall not be necessary in making proof of this Amendment to produce or account for more than one counterpart signed by the party to be charged.

         IX. This Amendment shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York, without regard to principles of conflict of laws.

         X. The parties have caused this Amendment to be duly executed as of the date first written above.


                                            SALEM COMMUNICATIONS CORPORATION


                                            By:
                                                --------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                   -----------------------------


                                                                               2

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SALEM COMMUNICATIONS CORPORATION
AMENDMENT NO. 1


                                            ATEP RADIO, INC.
                                            BISON MEDIA, INC.
                                            CARON BROADCASTING, INC.
                                            CCM COMMUNICATIONS, INC.
                                            COMMON GROUND BROADCASTING, INC.
                                            GOLDEN GATE BROADCASTING COMPANY,
                                                 INC.
                                            INLAND RADIO, INC.
                                            INSPIRATION MEDIA OF TEXAS, INC.
                                            INSPIRATION MEDIA, INC.
                                            KINGDOM DIRECT, INC.
                                            NEW ENGLAND CONTINENTAL MEDIA, INC.
                                            NEW INSPIRATION BROADCASTING
                                                 COMPANY, INC.
                                            OASIS RADIO, INC.
                                            ONEPLACE, LTD.
                                            PENNSYLVANIA MEDIA ASSOCIATES, INC.
                                            RADIO 1210, INC
                                            SALEM MEDIA CORPORATION
                                            SALEM MEDIA OF CALIFORNIA, INC.
                                            SALEM MEDIA OF COLORADO, INC.
                                            SALEM MEDIA OF OHIO, INC.
                                            SALEM MEDIA OF OREGON, INC.
                                            SALEM MEDIA OF PENNSYLVANIA, INC.
                                            SALEM MEDIA OF VIRGINIA, INC.
                                            SALEM MEDIA OF TEXAS, INC.
                                            SALEM MUSIC NETWORK, INC.
                                            SALEM RADIO NETWORK INCORPORATED
                                            SALEM RADIO REPRESENTATIVES, INC.
                                            SOUTH TEXAS BROADCASTING, INC.
                                            SRN NEWS NETWORK, INC.
                                            VISTA BROADCASTING, INC.


                                            By:
                                                --------------------------------
                                                Name: Eric H. Halvorson
                                                Title: Vice President


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SALEM COMMUNICATIONS CORPORATION
AMENDMENT NO. 1


                                            THE BANK OF NEW YORK,
                                            in its individually capacity
                                            and as Administrative Agent


                                            By:
                                                --------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                   -----------------------------




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SALEM COMMUNICATIONS CORPORATION
AMENDMENT NO. 1



                                            BANK OF AMERICA, N.A. (f/k/a
                                            BANK OF AMERICA NT & SA)
                                            in it individual capacity and as
                                            Documentation Agent



                                            By:
                                                --------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                   -----------------------------



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SALEM COMMUNICATIONS CORPORATION
AMENDMENT NO. 1



                                            BANKBOSTON, N.A.,
                                            in it individual capacity and as a
                                            Co-Agent



                                            By:
                                                --------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                   -----------------------------




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SALEM COMMUNICATIONS CORPORATION
AMENDMENT NO. 1



                                            FLEET BANK, N.A.,
                                            in it individual capacity and as a
                                            Co-Agent


                                            By:
                                                --------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                   -----------------------------


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SALEM COMMUNICATIONS CORPORATION
AMENDMENT NO. 1



                                            UNION BANK OF CALIFORNIA, N.A.,
                                            in it individual capacity and as a
                                            Co-Agent


                                            By:
                                                --------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                   -----------------------------



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SALEM COMMUNICATIONS CORPORATION
AMENDMENT NO. 1


                                            THE BANK OF NOVA SCOTIA


                                            By:
                                                --------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                   -----------------------------



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SALEM COMMUNICATIONS CORPORATION
AMENDMENT NO. 1


                                            FIRST HAWAIIAN BANK


                                            By:
                                                --------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                   -----------------------------